UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2013

RESOLUTE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1675 Broadway, Suite 1950 Denver, CO		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 303-534-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Pro Forma Financial Information

On December 28, 2012, Resolute Natural Resources Southwest, LLC, a Delaware limited liability company (“Resolute Southwest”) , a wholly-owned subsidiary of Resolute Energy Corporation (“Resolute” or the “Company”), acquired an undivided 32.35% interest in certain Permian Basin oil and gas properties near Midland, Texas, pursuant to the terms of a Purchase, Sale and Option Agreement with RSP Permian, L.L.C., a Delaware limited liability company (“RSP”), Wallace Family Partnership, LP, a Texas limited partnership, Ted Collins, Jr. and certain additional “tag-along” sellers (collectively “RSP Sellers”). Natural Gas Partners, an affiliate of the Company, is also an affiliate of RSP. The purchase price for all acquired interests on December 28, 2012, was approximately $133 million. The $133 million purchase price paid to the RSP Sellers included a non-refundable $6 million paid in exchange for the option to acquire the remaining undivided 67.65% interest in the RSP properties, although the option fee would be applied against that purchase price.

On March 22, 2013, Resolute exercised the option and completed the acquisition of the remaining 67.65% interest in the properties for a purchase price of approximately $257 million, net of the option fee (the “RSP Option Acquisition” or the “RSP Option Properties”). The undivided 67.65% interest acquired on March 22, 2013, is referred to as the “RSP Option Properties.” See the Current Report on Form 8-K filed on December 31, 2012 for a detailed explanation of the acquisition of the RSP Option Properties and the Form 8-K filed on March 25, 2013 regarding the option exercise.

The Company is supplementally providing the following:

•	Pro forma statements – Unaudited pro forma consolidated statement of operations for the quarter ended March 31, 2013, reflecting historical Resolute and the RSP Option Properties.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 23.1	Consent of Netherland, Sewell & Associates, Inc.

Exhibit 99.1	The unaudited pro forma consolidated statement of operations of Resolute Energy Corporation for the quarter ended March 31, 2013, which gives effect to the RSP Option Acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2013

RESOLUTE ENERGY CORPORATION

By:	/s/ Michael N. Stefanoudakis
Michael N. Stefanoudakis
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Netherland, Sewell & Associates, Inc.

99.1	The unaudited pro forma consolidated statement of operations of Resolute Energy Corporation for the quarter ended March 31, 2013, which gives effect to the RSP Option Acquisition.